SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RMH TELESERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RMH TELESERVICES, INC.
15 Campus Boulevard
Newtown Square, PA 19073

Notice of Annual Meeting of Shareholders
to Be Held on Thursday
February 27, 2003

To the Shareholders:

The Annual Meeting of Shareholders of RMH Teleservices, Inc. (the “Company”) will be held at 10:00 AM on Thursday, February 27, 2003 at the Company’s offices at 15 Campus Boulevard, Newtown Square, PA 19073 for the following purposes:

1.	To elect two directors who shall hold office until the 2006 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 24, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof. This notice, the Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about February 10, 2003.

Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy. In any event, you remain entitled to revoke your proxy at any time before it is exercised. A copy of the Company’s Annual Report is also enclosed.

Sincerely,

/s/ Andrew I. Bronstein
Andrew I. Bronstein
Secretary

Newtown Square, Pennsylvania
February 10, 2003

RMH TELESERVICES, INC.
15 Campus Boulevard
Newtown Square, PA 19073

PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of RMH Teleservices, Inc., a Pennsylvania corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Company’s offices at 15 Campus Boulevard, Newtown Square, PA 19073 at 10:00 AM on Thursday, February 27, 2003.

This Proxy Statement, the foregoing notice and the accompanying proxy are first being mailed to shareholders on or about February 10, 2003.

The Board of Directors of the Company (the “Board”) does not intend to bring any matter before the Meeting except as specifically indicated in this notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” the nominees of the Board in the election of two directors whose terms of office will extend until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Quorum And Voting

Only shareholders of record on January 24, 2003 will be entitled to notice of, and to vote at, the Meeting. Each share of the Company’s common stock, without par value (the “Common Stock”), outstanding on the record date is entitled to one vote on each matter to be considered. At the close of business on January 24, 2003, the Company had outstanding 13,709,331 shares of Common Stock.

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be voted upon at the Meeting will constitute a quorum as to each such matter. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

In the election of directors, the nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the Meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by holders of shares entitled to vote thereon. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. In the election of directors, shareholders shall not have cumulative voting rights.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged StockTrans, Inc., the registrar and transfer agent for the Common Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay StockTrans, Inc. approximately $7,000 for these services.

SECURITY OWNERSHIP

The following table shows information concerning the beneficial ownership of the outstanding shares of Common Stock as of January 24, 2003 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the fiscal year ended September 30, 2002 (“Fiscal 2002”), the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) who were executive officers on the last day of Fiscal 2002 and whose salary, bonus and commission for Fiscal 2002 exceeded $100,000 for all services rendered in all capacities to the Company, and two additional individuals for whom disclosures would have been provided but for the fact that such individuals were not serving as executive officers of the Company at the end of Fiscal 2002 (collectively, the “Named Executive Officers”), (iii) each director and (iv) all directors and executive officers as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (“SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power as well as any shares which the person has the right to acquire within 60 days after January 24, 2003 through the exercise of any stock options, warrants or otherwise.

Executive Officers, Directors and Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
SAFECO Asset Management Company(1)(2)(3)	1,555,758	(4)	11.1%
SAFECO Corporation(2)(3)(5)	1,555,758	(4)	11.1%
Jeffrey J. Jensen(6)(7)	1,239,138		9.0%
RS Investment Management Co. LLC (8)	1,061,525	(4)	7.7%
RS Investment Management, L.P.(8)	1,061,525	(4)	7.7%
SAFECO Common Stock Trust(3)(9)	1,037,172	(4)	7.6%
Julie J. Jensen(6)	954,700		7.0%
James J. Jensen(6)(10)	943,682		6.9%
Jami J. Jensen(6)	868,500		6.3%
Ronald L. Jensen(6)(11)	823,905		6.0%
Gladys M. Jensen(6)	813,000		5.9%
Janet J. Jensen(6)	768,500		5.6%
John A. Fellows(12)	394,765		2.9%
Paul J. Burkitt(13)	112,000		*
Michael J. Scharff(14)	110,000		*
Paul W. Little(15)	98,000		*
J. Scot Brunke(16)	90,000		*
Clint F. Streit	50,000		*
Robert M. Berwanger(17)	20,000		*
Gregory Lakin(18)	15,000		*
David P. Madigan(19)	6,333		*
Steven P. Dussek(20)	1,667		*
All Executive Officers and Directors as a Group (11 persons)(6)(7)(12)(13)(14)(15)(16)(17)(18)(19)(20)	2,136,903		15.1%

*	Less than 1%
(1)	The address of this entity is 610 Union St., Suite 2500, Seattle, Washington 98101.
(2)	Includes 345,724 shares issuable pursuant to the exercise of warrants.
(3)	In furnishing the beneficial ownership information regarding these entities, the Company has relied on the Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2002.
(4)	This entity has shared voting power and shared dispositive power over all of these shares.
(5)	The address of this entity is SAFECO Plaza, Seattle, Washington 98185.

(6)	The address of each of the aforementioned individuals is 6500 Belt Line Road, Suite 170, Irving, Texas 75063.
(7)	Includes 9,000 shares issuable pursuant to the exercise of options and 76,000 shares issuable pursuant to the exercise of warrants.
(8)
The address of each of the aforementioned entities is 388 Market Street, Suite 200, San Francisco, California 94111. In furnishing the beneficial ownership information regarding these entities, the Company has relied on the Schedule 13G/A filed with the Securities and Exchange Commission on September 11, 2002.

(9)	The address of this entity is 10865 Willows Road NE, Redmond, Washington 98052.
(10)	Includes 40,905 shares owned by JFO 1, LLC, an entity in which James J. Jensen owns approximately a 65% interest.
(11)
Does not include 23,122 shares of Common Stock and 7,491 shares issuable pursuant to the exercise of warrants owned by Gladshare 1, LLC. Gladshare 1, LLC is an entity organized by an affiliate of Ronald L. Jensen and to which Ronald L. Jensen loaned funds used to purchase the shares and warrants referenced above. Ronald L. Jensen owns no equity interest in, and disclaims beneficial ownership of, the shares of Common Stock owned by Gladshare 1, LLC and the shares of Common Stock issuable upon the exercise of warrants owned by Gladshare 1, LLC. Includes 40,905 shares owned by JFO 1, LLC, an entity in which Ronald L. Jensen owns approximately a 35% interest.

(12)	Includes 120,000 shares issuable pursuant to the exercise of options.
(13)	Includes 58,000 shares issuable pursuant to the exercise of options.
(14)
Includes 58,000 shares issuable pursuant to the exercise of options. Also includes 2,000 shares of Common Stock held by a joint trust with rights of survivorship for the benefit of Mr. Scharff and his wife. Mr. Scharff is no longer required to file the statements required by Section 16 of the Securities Exchange Act of 1934 with respect to the Company’s securities. In furnishing the beneficial ownership information regarding Mr. Scharff, the Company has relied on the Form 4 filed with the Securities and Exchange Commission for December 2001.

(15)	Includes 48,000 shares issuable pursuant to the exercise of options.
(16)	Includes 40,000 shares issuable pursuant to the exercise of options.
(17)
Represents 20,000 shares issuable pursuant to the exercise of options. Mr. Berwanger is no longer required to file the statements required by Section 16 of the Securities Exchange Act of 1934 with respect to the Company’s securities. In furnishing the beneficial ownership information regarding Mr. Berwanger, the Company has relied on the Form 4 filed with the Securities and Exchange Commission for February 2002.

(18)	Includes 9,000 shares issuable pursuant to the exercise of options.
(19)	Represents 6,333 shares issuable pursuant to the exercise of options.
(20)	Represents 1,667 shares issuable pursuant to the exercise of options.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

The bylaws of the Company provide for the Board to consist of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed directors whose terms are expiring. The Board has nominated Jeffrey J. Jensen and David P. Madigan to serve as directors until their successors in office have been duly qualified and elected. Messrs. Jensen and Madigan currently serve as directors and have indicated a willingness to continue to serve as directors. In the event that Mr. Jensen or Mr. Madigan become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board may recommend, unless the Board reduces the number of directors.

Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, “FOR” the election of Messrs. Jensen and Madigan.

Set forth below, with respect to each nominee for director and each director continuing in office, is the name and age of such nominee or director, the time period during which he has served as a director of the Company and his principal occupation or employment and business affiliations at present and during the past five years.

Nominees for Terms Expiring in 2006

DAVID P. MADIGAN, age 63, became a director of the Company in September 1996. Since June 2000, Mr. Madigan has been a self-employed consultant to the insurance industry. From September 1999 to June 2000, Mr. Madigan served as Senior Vice President of AIG Marketing, Inc. From October 1994 to September 1999, Mr. Madigan served as Senior Vice President and Chief Operations Officer of Personal Lines Direct Marketing Operations for CNA Insurance Companies.

JEFFREY J. JENSEN, age 43, became a director of the Company in April 2000. Mr. Jensen was appointed Chairman of the Board in August 2002. For more than five years, he has been the President and owner of Specialized Association Services, Ltd., which provides a full complement of marketing and administrative services to regional and national trade associations. Between 1996 and July 1998, Specialized Association Services, Ltd. was known as CORE Marketing, Inc. and provided direct mail and telemarketing facilities in addition to its other activities. Mr. Jensen has also been the President of United Group Service Centers, Inc., an employee leasing company, since January 2000, and prior to that was its Vice President for more than five years. Mr. Jensen is a director of NetLojix Communications, Inc. Mr. Jensen is a designee of certain shareholders of the Company pursuant to the terms of an Amended and Restated Shareholder Agreement by and among the Company and the signatories thereto, which is described in this proxy statement under the caption “Certain Relationships and Related Transactions.”

The Board recommends a vote FOR the nominees listed above.

Directors Continuing in Office

Term Expiring in 2005

JOHN A. FELLOWS, age 38, joined the Company as Chief Executive Officer in September 1998 and was elected to the Board in December 1998. Prior to joining the Company, Mr. Fellows was President of Telequest Teleservices, an Arlington, Texas based teleservices company, from April 1997 to August 1998. From April 1993 to April 1997, Mr. Fellows was employed by Paging Network, Inc. (“PageNet”), a wireless messaging company. During his four-year tenure with PageNet, Mr. Fellows served as Vice President and General Manager.

Terms Expiring in 2004

STEVEN P. DUSSEK, age 46, became a director of the Company in August 2002. Mr. Dussek was appointed by the Company’s Board of Directors to fill the vacancy of Herbert Kurtz. Mr. Dussek retired in 2002. From May 1996 to December 2001, Mr. Dussek served in various positions with Nextel Communications, Inc. and Nextel International, a former subsidiary of Nextel Communications, Inc. From May 1996 to December 1998, Mr. Dussek served as the President of the west region of Nextel Communications, Inc. From January 1999 to September 1999, Mr. Dussek served as Chief Executive Officer and Chief Operating Officer of Nextel International. From September 1999 to May 2001, Mr. Dussek served as Chief Operating Officer and Executive Vice President of Nextel Communications, Inc. In May 2001, Mr. Dussek retired as the Chief Operating Officer of Nextel Communications, Inc., however, he remained as an Executive Vice President of Nextel Communications, Inc. until December 2001 to aid the new Chief Operating Officer in the transition.

GREGORY LAKIN, age 59, became a director of the Company in April 2000. Mr. Lakin currently serves as Managing Partner of The Lakin Group, Inc., a provider of staffing and recruiting services. Mr. Lakin was Regional President, General Manager and a director of eJobs, Inc., until it sold certain assets to The Lakin Group, Inc. in November 2000. Prior to joining eJobs, Inc., from 1996 through 1998, Mr. Lakin was President and General Manager for the Dallas Professional Services Division of Inacom Corp., a channel assembling company.

Meetings of the Board of Directors and Committees

The Board held a total of eleven meetings during Fiscal 2002 and took certain other actions by unanimous consent. During Fiscal 2001, each member of the Board attended at least 75% of the meetings of the Board and committees of the Board held during the period for which he was a director.

The Board has an Audit Committee, a Compensation Committee, an Administrative Committee and one standing Special Committee.

The Audit Committee of the Board presently consists of Messrs. Lakin, Madigan and Dussek. It held seven meetings during Fiscal 2002. The Audit Committee recommends the engagement of the Company’s independent public accountants and is primarily responsible for approving the services performed by the Company’s independent public accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls.

The Compensation Committee of the Board presently consists of Messrs. Madigan, Jensen, Dussek and Lakin. It held two meetings during Fiscal 2002 and took certain other actions by unanimous consent. The Compensation Committee reviews and recommends compensation and compensation changes for executives of the Company and members of the Board.

The Administrative Committee of the Board is a subcommittee of the Compensation Committee and is responsible for granting options to purchase Common Stock under the 1996 Stock Incentive Plan to all executive officers of the Company. The Administrative Committee, presently consisting of Messrs. Madigan and Lakin, is also responsible for granting Awards to the participants in the RMH Teleservices, Inc. 2001 Stock Award Plan. The Administrative Committee held two meetings during Fiscal 2002 and took certain other actions by unanimous consent.

A Special Committee of the Board presently consists of Messrs. Madigan, Lakin and Dussek. It held two meetings during Fiscal 2002 and took certain other actions by unanimous consent. This Special Committee considers, negotiates and approves any and all potential transactions of the Company involving Jeffrey J. Jensen, members of Mr. Jensen’s family, and any affiliates thereof.

There are no other standing committees of the Board.

Compensation of Directors

The Company’s directors, other than Mr. Fellows, are entitled to receive a fee of $5,000 for attendance in person at each meeting and a fee of $2,000 for telephonic attendance at each meeting of the Board. While in office, each director, other than Mr. Fellows, will be awarded options to purchase 5,000 shares of Common Stock during each fiscal year. Mr. Fellows receives no additional compensation for serving on the Company’s Board of Directors.

EXECUTIVE COMPENSATION

Summary Of Executive Compensation

The following table sets forth certain information with respect to compensation paid or accrued by the Company for Fiscal 2002 to the Named Executive Officers:

Summary Compensation Table

Name and Principal Position	Fiscal Year						Long-Term Compensation			All Other Compensation($)(2)
		Annual Compensation					Awards
		Salary($)		Bonus($)		Other Annual Compensation($)(1)	Restricted Stock Award(s)($)		Securities Underlying Options(#)
John A. Fellows	2002	650,000		130,000		—	—		—	7,111
Chief Executive Officer	2001 2000	680,000 314,231		130,000 332,500		— —	640,000 —	(3)	30,000 —	8,441 5,509

J. Scot Brunke	2002	241,731		—		—	—		—	2,020
Executive Vice President and Chief Financial Officer	2001 2000	192,115 —	(4)	75,000 —		— —	320,000 —	(5)	60,000 —	823 —

Robert M. Berwanger	2002	267,615		34,615		—	—		—	728,186	(6)
Executive Vice President and Chief Operating Officer	2001 2000	304,615 254,027		100,000 118,750		— —	320,000 —	(7)	20,000 —	2,006 5,670

Paul J. Burkitt	2002	235,808		52,813		—	—		—	2,284
Executive Vice President Sales and Marketing	2001 2000	231,717 208,461		75,000 95,000		— —	320,000 —	(8)	12,000 —	3,628 4,931

Paul W. Little	2002	204,730		30,000		—	—		—	9,753
Executive Vice President of Human Resources	2001 2000	205,409 162,750		70,000 50,825		— —	320,000 —	(9)	42,000 —	10,293 4,386

Michael J. Scharff	2002	206,768		—		—	—		—	6,805
Executive Vice President, Secretary and Treasurer	2001 2000	186,924 166,769		40,000 76,000		— —	320,000 —	(10)	12,000 —	11,514 9,904

Clint F. Streit	2002	100,000	(11)	160,000	(12)	—	234,050	(13)	150,000	1,592
Executive Vice President and Chief Operating Officer	2001 2000	— —		— —		— —	— —		— —	— —

(1)
During the fiscal years ended September 30, 2000, September 30, 2001 and September 30, 2002, certain individuals in this table received personal benefits not reflected for such years, the dollar value of which did not for any of such individuals exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individuals for such year.

(2)
Represents (a) the amount in premiums paid by the Company with respect to a life insurance plan for the benefit of the referenced officer, (b) the amount contributed by the Company to the 401(k) account of the referenced officer, and (c) the amount in premiums paid by the Company with respect to a medical insurance policy and dental insurance policy for the benefit of the referenced officer in excess of the amount generally paid on behalf of all salaried employees.

(3)
Under Mr. Fellows’ current employment agreement, he was granted an additional 100,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The shares vest at a rate of 33,333-1/3 shares per year on each of January 16, 2002, January 16, 2003 and January 16, 2004. The value of Mr. Fellows’ unvested restricted shares was $435,199.97 on September 30, 2002. Mr. Fellows has the right to receive all dividends paid or made with respect to such restricted shares.

(4)	Mr. Brunke joined the Company in January 2001.
(5)
Mr. Brunke was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2002, January 16, 2003 and January 16, 2004. The value of Mr. Brunke’s unvested restricted shares was $135,999.95 on September 30, 2002. Mr. Brunke has the right to receive all dividends paid or made with respect to such restricted shares.

(6)
Mr. Berwanger’s employment with the Company was terminated in July 2002. Includes $728,087.66 in cash and benefits payable to Mr. Berwanger in connection with the termination of his employment with the Company. See “Executive Compensation — Employment Agreements” set forth below in this Proxy Statement.

(7)
Mr. Berwanger was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The initial 16,666-2/3 shares vested on January 16, 2002. Mr. Berwanger forfeited the remaining 33,333-1/3 unvested shares upon leaving the Company in July 2002.

(8)
Mr. Burkitt was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2002, January 16, 2003 and January 16, 2004. The value of Mr. Burkitt’s unvested restricted shares was $135,999.95 on September 30, 2002. Mr. Burkitt has the right to receive all dividends paid or made with respect to such restricted shares.

(9)
Mr. Little was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2002, January 16, 2003 and January 16, 2004. The value of Mr. Little’s unvested restricted shares was $135,999.95 on September 30, 2002. Mr. Little has the right to receive all dividends paid or made with respect to such restricted shares.

(10)
Mr. Scharff was granted 50,000 shares of restricted Common Stock. This grant was effected on the first business day following the filing of the Company’s Registration Statement on Form S-8 (File No. 333-59014) in connection with the Company’s 2001 Stock Award Plan. The shares vest at a rate of 16,666-2/3 shares per year on each of January 16, 2002, January 16, 2003 and January 16, 2004. The value of Mr. Scharff’s unvested restricted shares was $135,999.95 on September 30, 2002. Mr. Scharff has the right to receive all dividends paid or made with respect to such restricted shares.

(11)	Mr. Streit joined the Company in June 2002.
(12)	Includes a $160,000 signing bonus due to Mr. Streit upon his appointment as Executive Vice President and Chief Operating Officer in August 2002.
(13)
Mr. Streit was granted 50,000 shares of restricted Common Stock. The shares vest at a rate of 16,666-2/3 shares per year on each of August 20, 2003, August 20, 2004 and August 20, 2005. The value of Mr. Streit’s unvested restricted shares under this grant was $408,000 on September 30, 2002. Mr. Streit has the right to receive all dividends paid or made with respect to such restricted shares.

Stock Option Exercises and Holdings

The following table shows the number of options granted to the Company’s Named Executive Officers during Fiscal 2002:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potentially Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price per Share($)	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
John A. Fellows	—	—	—	—	—	—
J. Scot Brunke	—	—	—	—	—	—
Robert M. Berwanger	—	—	—	—	—	—
Paul J. Burkitt	—	—	—	—	—	—
Paul W. Little	—	—	—	—	—	—
Michael J. Scharff	—	—	—	—	—	—
Clint F. Streit	150,000	43.2%	$4.681	8/20/12	$5,621,482	$9,377,522

(1)
The potential realizable values are based on an assumption that the stock price of the shares of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Code and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future growth of the price of the Common Stock.

FISCAL YEAR-END OPTION VALUES

The following table provides the number and value of stock options held by the Named Executive Officers as of September 30, 2002.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options as of September 30, 2002		Value of Unexercised In-The-Money Options as of September 30, 2002(1)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
John A. Fellows	—	—	110,000	20,000	655,725	79,450
J. Scot Brunke	—	—	20,000	40,000	63,200	126,400
Robert M. Berwanger	56,667	722,337	20,000	—	89,450	—
Paul J. Burkitt	10,000	161,000	39,000	23,000	232,190	124,480
Paul W. Little	10,000	151,620	34,000	38,000	160,055	163,450
Michael J. Scharff	10,000	144,125	54,000	8,000	239,515	31,780
Clint F. Streit	—	—	—	150,000	—	521,850

(1)	The closing price of the Company’s Common Stock on the Nasdaq National Market on September 30, 2002 was $8.16 per share.

Employment Agreements

The Company entered into an employment agreement with John A. Fellows in October 2000, which was executed in August 2001, providing for Mr. Fellows’ continued employment as the Company’s Chief Executive Officer. Under the terms of the employment agreement, Mr. Fellows was paid an annual base salary of $650,000 for the first year. Annual increases thereafter are determined by the Board of Directors or the Compensation Committee. The employment agreement entitles Mr. Fellows to an annual bonus as will be determined by a majority of the Board of Directors or the Compensation Committee, but such bonus will not be less that 20% of Mr. Fellows’ base salary (at the then-applicable rate). If Mr. Fellows, in the sole discretion of the Board of Directors or Compensation Committee, meets certain targets set by the Board of Directors or the Compensation Committee, such annual bonus will be 70% of Mr. Fellows’ then-current annual base salary. Pursuant to the employment agreement, Mr. Fellows was granted an additional 100,000 shares of restricted Common Stock vesting upon the earlier of a change of control (as defined in the employment agreement), Mr. Fellows’ death, or upon a three-year vesting cycle commencing January 16, 2002, provided Mr. Fellows has not been terminated under certain sections of his employment agreement as of the anniversary date as set forth in the employment agreement. If Mr. Fellows’ employment is terminated within three months before or six months after the occurrence of a change of control, the Company is obligated to pay Mr. Fellows a lump sum severance payment equal to 100% of Mr. Fellows’ then-current base salary for 24 months and continue to provide certain fringe benefits. If his employment is terminated without cause, the Company is obligated to pay Mr. Fellows’ then-current base salary for 24 months following such termination plus the prorated annual bonus, so long as he executes and does not revoke a separation agreement and general release. The employment agreement also contains provisions regarding the protection of confidential information, the assignment of inventions to the Company and a covenant not to compete for 24 months following the termination of his employment.

The Company entered into a letter agreement with J. Scot Brunke in January 2001 providing for Mr. Brunke’s employment with the Company as Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Brunke is to be paid an annual base salary of $225,000 a year. The agreement entitled Mr. Brunke to receive options to acquire 60,000 shares of the Company’s Common Stock and 50,000 shares of restricted Common Stock. If Mr. Brunke’s employment with the Company is terminated without cause, the Company is obligated to pay Mr. Brunke a severance amount of $450,000 to be paid in 24 monthly installments. Mr. Brunke was also obligated to execute a non-competition/confidentiality agreement with the Company. The Company and Mr. Brunke intend to execute a more definitive employment agreement, the terms of which agreement are still under negotiation.

The Company entered into an employment agreement with Paul J. Burkitt in February 1999 providing for Mr. Burkitt’s employment with the Company. Under the terms of the employment agreement, Mr. Burkitt was paid a base salary of $200,000 per annum until September 2000. In October 2000, the Compensation Committee and the Board approved an increase in Mr. Burkitt’s base salary to $212,000 per annum effective October 2000. Annual increases thereafter will be determined by the Company’s management. The employment agreement entitles Mr. Burkitt to an annual bonus compensation target of $100,000, based upon performance goals set by management. Pursuant to the terms of the employment agreement, Mr. Burkitt was granted an option to acquire 60,000 shares of Common Stock which vests in four equal annual installments, commencing on February 24, 2000, provided Mr. Burkitt remains employed with the Company.

The Company entered into an employment agreement with Clint F. Streit in August 2002 providing for Mr. Streit’s employment with the Company as Executive Vice President and Chief Operating Officer. Pursuant to the terms of the employment agreement, Mr. Streit is to be paid an annual base salary of $400,000 a year. The base salary may be adjusted by the Compensation Committee of the Company’s Board of Directors after 24 months from Mr. Streit’s start date. The employment agreement entitles Mr. Streit to a $160,000 signing bonus and an annual bonus at the discretion of the Company’s Board of Directors if certain individual and Company performance goals set by the Company are met. In addition, the Company granted Mr. Streit options to acquire 150,000 shares of the Company’s Common Stock and 50,000 shares of restricted Common Stock. If Mr. Streit’s employment with the Company is terminated without cause, the Company is obligated to pay Mr. Streit 12 months severance at his then current base salary. Mr. Streit was also obligated to execute a non-competition/non-solicitation and confidentiality agreement with the Company.

In April 1999, the Company entered into an employment agreement with Paul W. Little under which Mr. Little currently receives a base salary of $191,000 per annum with annual increases thereafter to be determined by the Company’s management. The employment agreement entitles Mr. Little to an annual bonus in the range of up to 50% of his base salary, as determined by the Company’s management and a minimum annual bonus of $30,000, payable in equal monthly installments conditioned upon Mr. Little’s continued employment at the time each installment is due. The remaining portion of Mr. Little’s annual bonus, if any, will be paid in accordance with the Company’s corporate bonus pay plan. The employment agreement provides that the Company will pay for the remaining portion of the executive MBA program of Mr. Little’s choice. Pursuant to the terms of the employment agreement, Mr. Little was granted an option to acquire 40,000 shares of Common Stock which vests in four equal annual installments, commencing on May 24, 2000, provided Mr. Little remains employed with the Company. In addition, in the event Mr. Little’s employment is terminated without cause (as defined in the employment agreement), the Company is obligated to continue to pay Mr. Little’s then-current base salary for a period of 12 months following such termination and a one time relocation allowance, if necessary, not to exceed $75,000, so long as Mr. Little executes and does not revoke a separation agreement and general release agreement acceptable to the Company. The employment agreement also contains provisions regarding the protection of confidential information from the date of the agreement and for a period of 12 months following the cessation of Mr. Little’s employment with the Company. The employment agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until 12 months following of the termination of Mr. Little’s employment with the Company.

The Company entered into an employment and general release agreement with Michael J. Scharff in November 2002 providing for Mr. Scharff’s continued employment with the Company as Special Project Manager until August 31, 2003; however, either the Company or Mr. Scharff can terminate this agreement as specified therein. Under the terms of the agreement, Mr. Scharff is to be paid $180,000 in four equal installments. The agreement also entitles Mr. Scharff to receive an additional $90,000 on or about September 15, 2003 if Mr. Scharff (i) executes another general release agreement releasing the Company and certain other releasees from any and all liability, (ii) has not violated the non-competition or confidentiality provisions of his prior employment agreement which expired on August 31, 2002, and (iii) continues to be available and willing to work for the Company through August 2004. The agreement also obligates the Company, subject to certain conditions, to pay the premiums associated with Mr. Scharff’s continued participation in the Company’s group health plan through February 2004, maintain Mr. Scharff’s coverage under the Company’s group life insurance policy through August 2004 and to have the Company pay on Mr. Scharff’s behalf any premiums under the Section 162 Executive Bonus Plan through December 15, 2003. The agreement also contains provisions regarding (a) the general release and discharge of the Company and its affiliates, directors, officers, shareholders, attorneys, employees, owners and agents and their respective successors and assigns, (b) the protection of confidential information, (c) the prohibition on filing any lawsuit or complaint with respect to any claim Mr. Scharff released in the agreement, (d) the withdrawal with prejudice of any and all claims, charges and causes of action against the Company or any of the other releasees specified in the agreement, and (e) the termination of Mr. Scharff’s employment agreement which expired on August 31, 2002 except for certain provisions with respect the protection of confidential information and assignment of inventions to the Company, a covenant not to compete until the expiration of six months following his termination and a covenant not to solicit any of the Company’s employees, customers or suppliers to terminate their relationships with the Company until the expiration of 24 months after his termination for any reason.

The Company entered into a separation agreement and general release with Robert M. Berwanger in July 2002 providing for Mr. Berwanger’s separation of employment with the Company effective June 21, 2002. Under the terms of the agreement, Mr. Berwanger is to be paid $666,666.66 in equal bi-weekly installments. The agreement also entitles Mr. Berwanger to keep the portion of his 2002 annual bonus which he has been paid since February 2002. The agreement also permits Mr. Berwanger to participate in the Company’s group health plan at his expense. The agreement also contains provisions regarding (a) the general release and discharge of the Company and its affiliates, directors, officers, shareholders, attorneys, employees, owners and agents and their respective successors and assigns, (b) the protection of confidential information, (c) the prohibition on filing any lawsuit or complaint with respect to any claim Mr. Berwanger released in the agreement, and (d) the prohibition of the disparagement of the Company, any releasee or the services, products, actions and/or business of the Company or any releasee. This agreement superseded Mr. Berwanger’s term sheet dated January 30, 2002 and his employment agreement dated March 18, 1998, except for certain provisions in that employment agreement with respect to the protection of confidential information and assignment of inventions to the Company, a covenant not to compete until the expiration of six months following his termination and a covenant not to solicit any of the Company’s employees, customers or suppliers to terminate their relationships with the Company until the expiration of 24 months after his termination for any reason. Mr. Berwanger was also required to execute a separate non-competition, non-solicitation and confidentiality agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee presently consists of Messrs. Madigan, Jensen, Dussek and Lakin. Messrs. Madigan, Jensen and Lakin served on the Compensation Committee throughout Fiscal 2002. Herbert Kurtz served on the Compensation Committee until his resignation from the Company’s Board of Directors in June 2002. Mr. Dussek was appointed to the Compensation Committee in November 2002. The Administrative Committee presently consists of Messrs. Lakin and Madigan. Mr. Madigan served on the Administrative Committee throughout Fiscal 2002. Mr. Lakin replaced Mr. Kurtz on the Administrative Committee after his resignation from the Company’s Board of Directors in June 2002.

On March 30, 2000, R-T Investors, LLC became the owner of approximately 49% of the Company’s Common Stock then outstanding pursuant to two separate agreements with Raymond Hansell and Mary Sue Lucci Hansell and with Advanta Partners LP. In connection with the purchase of the shares of Common Stock from Advanta Partners LP and Mr. and Mrs. Hansell, R-T Investors, LLC entered into a shareholder agreement with the Company dated March 28, 2000. On June 2, 2000, the 4,072,956 shares of Common Stock held by R-T Investors, LLC were distributed to the members of R-T Investors, LLC, Jeffery J. Jensen, one of the Company’s directors, Ronald L. Jensen, Gladys M. Jensen, Jami J. Jensen, Julie J. Jensen, Janet J. Jensen and James J. Jensen, all of whom are parents or siblings of Jeffrey J. Jensen (collectively, the “Jensen Family”). Pursuant to the distribution of the shares held by R-T Investors, LLC, the shareholder agreement by and between R-T Investors, LLC and the Company dated March 28, 2000 was amended and restated in an Amended and Restated Shareholder Agreement among the Company and the members of the Jensen Family dated March 30, 2001 (the “Shareholder Agreement”). In the Shareholder Agreement, the Company agreed to use its best efforts to cause two persons designated by the Jensen Family, who are reasonably acceptable to the Chief Executive Officer and the Independent Directors (as defined below), to be elected to the Board and the Jensen Family agreed that they (including their affiliates) will not, directly or through affiliates, consummate any tender offer, exchange offer, merger or other business combination, recapitalization or similar transaction involving the Company or any of our subsidiaries unless approved by (i) a majority of members of a special committee consisting of all of the Independent Directors and (ii) a majority of the shares not owned by the Jensen Family or their affiliates or, in the case of a tender offer or exchange offer, the offer has a minimum condition that a majority of the shares not owned by the Jensen Family or their affiliates shall have been validly tendered and not withdrawn and the offer provides that it will be extended for ten business days after the Jensen Family has publicly announced that such minimum condition has been satisfied. “Independent Director” is defined in the Shareholder Agreement as a director of the Company who is not (apart from such directorship) (i) an officer, director, Affiliate, employee, shareholder, consultant or partner of a member of the Jensen Family or any Affiliate of a member of the Jensen Family or of any entity that was dependent upon a member of the Jensen Family or any Affiliate of a member of the Jensen Family for more than 5% of its revenues or earnings in its most recent fiscal year, or (ii) an officer, employee, consultant or partner of the Company or any Affiliate of the Company or an officer, employee, shareholder, consultant or partner of an entity that was dependent upon the Company or any Affiliate of the Company for more than 5% of its revenues or earnings in its most recent fiscal year. “Affiliate” is defined in the Shareholder Agreement as having the meaning set forth in Rule 12b-2 of the Exchange Act on the date the Shareholder Agreement was executed and, for the purposes of the Shareholder Agreement, each member of the Jensen Family shall be deemed an Affiliate of each other member of the Jensen Family. The Jensen Family further agreed that, in the event shareholder approval is sought for any third party takeover proposal that has been approved by the Company’s Board of Directors, it will vote any shares it holds that exceed 32% of the total shares voting on the proposal in the same proportion as votes cast by shareholders who are not Affiliates of the Jensen Family. Pursuant to the Shareholder Agreement, the Jensen Family designated Jeffrey Jensen to be elected to the Board of Directors. Each member of the Jensen Family currently holds in excess of five percent of the Company’s Common Stock as reflected on the Security Ownership table elsewhere in this Proxy Statement.

On October 26, 2001, pursuant to a stock purchase agreement of the same date, in a private placement transaction, three entities purchased from the Company, at a purchase price of $9.6417 per unit, each unit comprised of one share and one-third of a warrant, an aggregate of 217,804 shares of Common Stock and warrants to purchase 83,491 shares of the Company’s Common Stock at an exercise price of $12.00 per share, for an aggregate purchase price of $2,000,000. The shares of the Company’s Common Stock and warrants to purchase shares of the Company’s Common Stock were allocated among the three entities as follows: JFO 1, LLC received 118,682 shares of the Company’s Common Stock for a purchase price of approximately $1,144,296; Texas Margins, LLC received 76,000 shares of the Company’s Common Stock and warrants to purchase 76,000 shares of the Company’s Common Stock for a purchase price of approximately $732,769; and Gladshare 1, LLC purchased from the Company 23,122 shares of the Company’s Common Stock and warrants to purchase 7,491 shares of the Company’s Common Stock for a purchase price of approximately $222,935. Ronald L. Jensen and James J. Jensen have approximately a 35% and 65% membership interest, respectively, in JFO 1, LLC. Texas Margins, LLC and Gladshare 1, LLC are entities organized by affiliates of Ronald L. Jensen and to which Ronald L. Jensen loaned funds used to purchase the above-referenced shares of Common Stock and warrants. Ronald L. Jensen owns no equity interest in, and disclaims beneficial ownership of, the shares of Common Stock owned by Texas Margins, LLC and Gladshare 1, LLC and the shares of Common Stock issuable upon the exercise of warrants owned by Texas Margins, LLC and Gladshare 1, LLC. In lieu of a placement fee, JFO 1, LLC, Texas Margins, LLC and Gladshare 1, LLC each received a credit of approximately 5% of their pro rata share of the total selling price of the securities sold in this private placement transaction and the three entities received warrants to purchase shares of the Company’s Common Stock equal to approximately 5% of the total shares of Common Stock purchased by such entities on October 26, 2001, in the same proportion as the placement fee received by the placement agent in a related private placement transaction which was completed on September 28, 2001.

The Company had an arrangement with Excel Global Services Ltd. whereby the Company managed a call center for Excel Global Services, Ltd. in the United Kingdom. For these management services, Excel Global

Services, Ltd. paid the Company $266,529.86 in Fiscal 2002. The arrangement between the Company and Excel Global Services Ltd. was mutually terminated in Fiscal 2002. Ronald L. Jensen owns approximately 57% of the stock of Excel Global Services, Inc.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors consists entirely of directors who are not employees of the Company. The Committee is currently comprised of Messrs. Madigan, Jensen, Lakin and Dussek. The Committee is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to executive officers. The Company’s compensation policies are and will continue to be structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company’s goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee will review and evaluate information supplied by management and will base decisions both on the Company’s performance and on the individual’s contribution and performance. The compensation of executive officers includes salary and incentive compensation.

Salary

Mr. Fellows’ compensation for serving as Chief Executive Officer of the Company, including salary, bonus and benefits, is and will generally be governed by the terms of his employment agreement with the Company. See “Executive Compensation—Employment Agreements” set forth above in this Proxy Statement. However, the Board of Directors has significant discretion in determining bonuses to be paid to Mr. Fellows, as well as annual salary increases after Fiscal 2002. The Compensation Committee determined the amount of Mr. Fellows’ base salary after considering the following: competitive levels of compensation for chief executive officers managing operations of similar size, complexity and performance level; Mr. Fellows’ general knowledge and experience of the customer relationship management business and his contribution to the Company’s business success; and the Compensation Committee’s belief that Mr. Fellows has the managerial capability to ensure the Company’s continued growth into the foreseeable future. In determining Mr. Fellows’ bonus for Fiscal 2002, the Compensation Committee considered the Company’s earnings per share and profitability in Fiscal 2002 and the Company’s performance in Fiscal 2002 as measured against shareholder expectations.

In addition to Mr. Fellows, salaries, bonuses and benefits paid to Messrs. Streit, Burkitt and Little are and will be governed by the terms of their employment agreements with the Company. See “Executive Compensation—Employment Agreements” set forth above in this Proxy Statement. Salaries and bonuses paid to Mr. Brunke will be governed by the terms of an employment agreement, which agreement is currently under negotiation. Salaries will continue to be set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believes are important to the continued success of the Company. While the decisions are not based on strict formulas, the Compensation Committee considers various measures of the financial condition of the Company in absolute terms and in relation to the Company’s performance goals. Bonuses are typically calculated as a certain percentage of each executive’s base salary and generally range from 0% to 70% of an executive’s base salary.

Incentive Compensation

The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company’s economic and strategic objectives. As with salary and bonus considerations, the decisions regarding incentive compensation, which may take the form of grants of stock options or grants of restricted stock, are based on corporate performance. While the decisions are not based on strict formulas, the Compensation Committee considers whether the Company has met certain financial and operating performance targets. The performance targets include billable hour levels, earnings per share and net profits. The Compensation Committee did not grant any stock options or restricted stock to any Named Executive Officer in Fiscal 2002.

Summary

As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company’s financial performance and increase the Company’s value to shareholders.

COMPENSATION COMMITTEE:

Gregory P. Lakin	David P. Madigan
Jeffrey J. Jensen	Steven P. Dussek

February 10, 2003

REPORT OF THE ADMINISTRATIVE COMMITTEE
OF THE BOARD OF DIRECTORS

Incentive Compensation

Decisions regarding incentive compensation, which may take the form of grants of stock options, are based on both corporate and individual performance. The Administrative Committee is responsible for granting options and restricted stock to executive officers of the Company under the 1996 Stock Incentive Plan and the RMH Teleservices, Inc. 2001 Stock Award Plan. Other than grants to Mr. Streit in connection with the commencement of his employment with the Company, the Administrative Committee did not grant any stock options or restricted stock to any Named Executive Officer in Fiscal 2002.

ADMINISTRATIVE COMMITTEE:

Gregory P. Lakin	David P. Madigan

February 10, 2003

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee of the Board is composed of three independent directors, in accordance with the requirements of Section 4200(a)(14) of the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors.

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for Fiscal 2002 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2002 with management and the Company’s independent public accountants. Specifically, the Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants, Deloitte & Touche LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with the independent public accountants their independence.

The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company’s independent public accountants prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2002.

Effective June 27, 2002, the Company dismissed Arthur Andersen LLP as the Company’s independent accountants. Arthur Andersen LLP’s reports on financial statements for the past two years did not contain any adverse opinion or a disclosure of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. A representative of Arthur Andersen LLP is not expected to be present at the Meeting. The decision to change the Company’s principal independent accountant was approved by the Audit Committee of the Board. A letter furnished by Arthur Andersen LLP and addressed to the Securities and Exchange Commission is attached to this Proxy Statement as Appendix A.

Effective July 1, 2002, the Company selected Deloitte & Touche LLP to serve as the Company’s independent accountant for Fiscal 2002. A representative of Deliotte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for the audit of the Company’s annual financial statements for Fiscal 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year were $818,500.

Financial Information Systems Design and Implementation Services

Neither Arthur Andersen LLP nor Deloitte & Touche LLP provided any services related to financial information systems design and implementation services for Fiscal 2002.

All Other Fees

The aggregate fees billed for services by the principal accountants, other than audit services rendered for Fiscal 2002, were $306,200.

The Audit Committee has considered whether the provision of other services by the independent accountants is compatible with maintaining its independence.

AUDIT COMMITTEE:

Gregory P. Lakin	David P. Madigan	Steven P. Dussek

February 10, 2003

Stock Performance Graph

The following performance graph compares the cumulative shareholder return on the Company’s Common Stock with the cumulative total return of the Standard & Poor’s 500 Index and an index of peer group companies consisting of teleservices companies for the period from September 30, 1997 to September 30, 2002. This peer group is one with which the management believes the Company to be most aligned. The graph assumes that $100 was invested in the Company’s Common Stock and each index on September 30, 1997 and that any dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RMH TELESERVICES, INC., THE S&P 500 INDEX
AND A PEER GROUP(1)

	9/30/97	9/30/98	9/30/99	9/30/00	9/30/01	9/30/02
RMH Teleservices Inc.	$100.00	$27.40	$42.47	$176.03	$117.81	$89.42
S&P 500	$100.00	$109.05	$139.37	$157.88	$115.85	$92.12
Peer Index	$100.00	$57.48	$67.32	$102.86	$58.12	$51.59

(1) The Peer Index includes the common stock of the following companies: APAC Teleservices, Inc.; ICT Group, Inc.; SITEL Corporation; Telespectrum Worldwide, Inc.; Teletech Holdings Inc.; and West Teleservices Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder require the Company’s directors and executive officers, and persons who own more than ten percent of its outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. The Company’s executive officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms (“Forms 3, 4, and 5”) that they file. To the Company’s knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company’s securities effected during the period from October 1, 2001 through September 30, 2002, all applicable Section 16(a) filing requirements were complied with except for (i) a Form 4 for John Fellows, an executive officer and director of the Company, which was filed late; (ii) a Form 3 for Clint Streit, an executive officer of the Company, which was filed late; (iii) a Form 4 for James J. Jensen, a shareholder of the Company, which was filed late; and (iv) a Form 4 for Jeffrey J. Jensen, a director and shareholder of the Company, which was filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 14, 1999, the Company loaned $84,800 to John Fellows, Chief Executive Officer of the Company (the “Loan”). Interest on the Loan accrues at an annual rate of 7% and is due and payable annually, on January 1 of each year, commencing on January 1, 2001. The principal balance of the Loan and all accrued and unpaid interest thereon is due and payable in full on the earlier to occur of (i) December 14, 2004 or (ii) the date on which Mr. Fellows’ employment with the Company is terminated. Mr. Fellows’ obligations with respect to the Loan were secured by 100,000 shares of restricted Common Stock owned by Mr. Fellows, including all substitutions and replacements therefor. The Company subsequently released its lien on 40,000 shares of restricted Common Stock securing the Loan. The Loan is currently secured by the remaining 60,000 shares of restricted Common Stock.

In March 2000, Special Investors Risks, Inc. (“SIR”), an entity wholly owned by Ronald L. Jensen, a shareholder of the Company, made loans to three executive officers of the Company. SIR loaned $746,691.55 to John Fellows, Chief Executive Officer of the Company, $73,700 to Noah Asher, then Chief Financial Officer of the Company and $110,550 to Robert Berwanger, the former Chief Operating Officer of the Company. The principal balance and all accrued and unpaid interest on the loan made to Mr. Berwanger was repaid in December 2001. Approximately $37,000 of the principal balance of the loan made to Mr. Asher was repaid in October 2001. The remainder of the principal balance and all accrued and unpaid interest was repaid with payments in March 2002 and July 2002. Interest on Mr. Fellows’ loan accrues at an annual rate of 9% and is due and payable annually commencing on March 30, 2001. The principal balance of the loan to Mr. Fellows and all accrued and unpaid interest thereon is due and payable in full on the earlier of (i) March 30, 2003 or (ii) the date on which his employment with the Company is terminated. Mr. Fellows’ obligation under his loan is secured by a first priority security interest in shares of the Company’s Common Stock held by him and all substitutions and replacements therefor and all proceeds thereof. Mr. Fellows pledged a total of 101,315 shares as collateral for the loan made to him. If Mr. Fellows sells or otherwise disposes of any of the shares pledged by him, he is required to make principal payments on the loan in proportion to the number of shares then held that are sold. If he defaults on the loan, SIR may exercise voting and other consensual rights and receive dividends and any other payments with respect to the shares pledged by him. In addition, in the event of default, SIR may sell the pledged shares or any part thereof in one or more blocks at public or private sale in addition to any other rights available to it under the Uniform Commercial Code.

In December 2001, the Company made loans to six executive officers of the Company. The Company loaned $179,434 to John Fellows, Chief Executive Officer of the Company, and $89,717 to each of Scot Brunke, Executive Vice-President and Chief Financial Officer of the Company, Robert Berwanger, the former Executive Vice President and Chief Operating Officer of the Company, Michael Scharff, the former Executive Vice President, Secretary and Treasurer of the Company, Paul Little, Executive Vice President of Human Resources for the Company, and Paul Burkitt, Executive Vice President of Sales and Marketing for the Company. Each loan was made in connection with the Company awarding shares of its Common Stock to each employee under the

Company’s 2001 Stock Award Plan. Each loan is secured by a pledge of the Common Stock issued to such employee under the 2001 Stock Award Plan. Interest on each loan accrues at a variable rate which is adjusted as required to equal the then-current prime rate of interest as published in The Wall Street Journal, and is due and payable annually commencing on December 15, 2002. The principal balance for each loan is due and payable in full on the earlier of (i) November 30, 2010, (ii) the date on which the applicable employee sells or otherwise disposes of the shares of Common Stock awarded under the 2001 Stock Award Plan which secure the loan, or (iii) the 12 month anniversary of the date on which the applicable employee resigns or leaves the employ of the Company in any other voluntary manner, or the applicable employee’s employment is terminated for cause, as such term is defined in the Loan Agreements dated as of December 15, 2001. The principal balance and all accrued and unpaid interest on the loan made to Mr. Berwanger was repaid in connection with the termination of his employment with the Company.

For information regarding certain other transactions, see “Compensation Committee Interlocks and Insider Participation” set forth above in this Proxy Statement.

GENERAL INFORMATION

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SEC FOR FISCAL 2002. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO ANDREW I. BRONSTEIN, SENIOR VICE PRESIDENT, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 15 CAMPUS BOULEVARD, NEWTOWN SQUARE, PENNSYLVANIA 19073.

HOUSEHOLDING INFORMATION

Only one proxy statement and annual report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to a security holder at a shared address to which a single copy of the documents was delivered. To request a separate delivery of these materials, a security holder should submit a written request directed to Andrew I. Bronstein, Senior Vice President, at the Company’s executive offices located at 15 Campus Boulevard, Newtown Square, Pennsylvania 19073 or an oral request by calling Mr. Bronstein at (610) 325-3100. In addition, security holders sharing an address who receive only one proxy statement and annual report and wish to receive separate materials in the future or security holders sharing an address who receive separate proxy statements and annual reports and wish to receive only one proxy statement and annual report in the future should direct such requests to the Company in the manner provided above.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than October 14, 2003 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be considered for inclusion in the Company’s Proxy Statement.

A shareholder of the Company may wish to have a proposal presented at the 2004 Annual Meeting of Shareholders, but not to have such proposal included in the Company’s Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company on or prior to December 27, 2003 at its executive offices located at 15 Campus Boulevard, Newtown Square, Pennsylvania 19073, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

By Order of the Board of Directors

/s/    Andrew I. Bronstein

Andrew I. Bronstein
Secretary

February 10, 2003

Appendix A

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 27, 2002

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 as they relate to Arthur Andersen LLP included in the Form 8-K dated June 27, 2002 of RMH Teleservices, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/    Arthur Andersen LLP

Copy to:
Mr. J. Scot Brunke
Chief Financial Officer

A-1

RMH TELESERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RMH Teleservices, Inc. (the “Company”) hereby appoints Jeffrey J. Jensen and John A. Fellows and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 15 Campus Boulevard, Newtown Square, Pennsylvania 19073, on Thursday, February 27, 2003 at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

Unless otherwise specified, all shares will be voted “FOR” the election of the nominees for director of the Company. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting and any adjournment or postponement thereof.

☐ Mark here for address change and note on reverse.

(Please sign and date on reverse side)

☒ Please mark your votes as in this example.

Proposal 1. Election of Directors:	Jeffrey J. Jensen, David P. Madigan	INSTRUCTIONS: To withhold authority to vote for an individual nominee, write that nominee’s name on the line provided below.
FOR ALL NOMINEES ☐	AUTHORITY WITHHELD ☐

The undersigned hereby revokes all previous proxies for the meeting and acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of RMH Teleservices, Inc.
		Signature(s)	Date
		Signature(s)	Date

NOTE: Please sign this Proxy exactly as name(s) appears in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your titles as such and, if the signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.

IMPORTANT—PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.